UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2007
VICTORY RENEWABLE FUELS, LLC
(Exact name of small business issuer as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	333-134257 (Commission File Number)	20-2697625 (I.R.S. Employer Identification No.)
303 Hoogie Street
Lester, Iowa 51242
(Address of principal executive offices)
(877) 200-0340
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Cancellation of Promissory Notes and Return of Deposits to Subscribers
     Victory Renewable Fuels, LLC (the “Company”) filed a Registration Statement (SEC Registration 333-134257) which was declared effective on December 22, 2006. The Registration Statement was subsequently withdrawn by the Company and the offering terminated. On October 6, 2007, Frontier Bank, Rock Rapids, Iowa (the “Escrow Agent”) returned all escrowed funds received from subscribers during the registered offering. In addition, any and all promissory notes signed by subscribers were cancelled and returned on the same date.
     The escrowed funds and notes were returned together with nominal interest, less escrow fees as provided in the Escrow Agreement executed by the Company and the Escrow Agent. The escrow fees amounted to a $10.00 charge per subscriber plus a $2,500 flat fee which was pro rated among the subscribers. All escrow fees were paid only from interest that had accrued on the deposited funds and all principal was returned to subscribers.
Item 9.01 Financial Statements and Exhibits
(a)	None.

(b)	None.

(c)	None.

(d)	Exhibit No. Description

None.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY RENEWABLE FUELS, LLC

October 12, 2007	/s/ Allen L. Blauwet
Date	Allen L. Blauwet, Chairman, President, Director